SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 17, 2005
Date of Report (Date of earliest event reported)

WESTCOAST HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)

(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 17, 2005, the Compensation Committee of the Board of Directors of WestCoast Hospitality Corporation (the “Company”) approved the Company’s Executive Officers Variable Pay Plan, effective January 1, 2005 (the “Plan”). The Plan provides for annual variable incentive pay for the Company’s President and Chief Executive Officer, Executive Vice Presidents and Senior Vice President in connection with objective goal achievement.

There are two components to the Plan. The first is the Company’s financial performance, which will be evaluated based on specific performance goals related to a combination of one or more financial measures of the Company’s performance. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) will determine the financial measures and specific performance goals applicable to each executive officer. These financial measures may include but will not necessarily be limited to Funds from Operations (“FFO) to Equity Ratio, Earnings per Share (“EPS”) and Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”).

The second component is individual performance, which will be evaluated based on performance goals related to three to five performance areas for each executive officer. The Compensation Committee will determine the performance areas and the specific performance goals applicable to each executive officer. These areas may include financial and other measures such as but not necessarily limited to financial performance of a particular division, completion of certain strategic goals, associate and guest satisfaction scores and hotel quality ratings.

For each Company and individual performance goal specified by the Compensation Committee for an executive officer, there will be a target and maximum bonus amount payable based on a percentage of the executive officer’s annual salary. For each performance goal, there will be a minimum achievement required before the executive officer will be eligible for any bonus related to that goal.

An executive officer must have been employed by the Company during the applicable year and be employed by the Company at the time of payment in order to be eligible for a bonus under the Plan. All payments under the Plan are subject to previous approval by the Compensation Committee. The Plan provides that if the Compensation Committee determines that circumstances warrant a change, it may discretionarily increase or decrease any bonus that would otherwise be awarded to an executive officer.

On March 17, 2005, the Compensation Committee specified certain Company and individual performance goals for each of the following executive officers in accordance with the Plan described above. The target bonuses available to our executive officers under the Plan for achievement of Company and individual goals in 2005, measured as a percentage of salary, range from 30% to 60%. The maximum bonuses available, measured as a percentage of salary, are 100% for Arthur Coffey, President and Chief Executive Officer, 57% for Anupam Narayan, Executive Vice President, Chief Investment Officer and Chief Financial Officer, 50% for David Bell, Executive Vice President, Development, 50% for John Taffin, Executive Vice President, Hotel Operations, and 36% for Thomas McKeirnan, Senior Vice President, General Counsel and Secretary.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Exhibit
10.1	WestCoast Hospitality Corporation Executive Officers Variable Pay Plan, effective January 1, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCOAST HOSPITALITY CORPORATION
Dated: March 23, 2005	By:	/s/ Thomas L. McKeirnan
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	WestCoast Hospitality Corporation Executive Officers Variable Pay Plan, effective January 1, 2005